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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/ /	Preliminary Proxy Statement
/ /	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/ /	Definitive Proxy Statement
/x/	Definitive Additional Materials
/ /	Soliciting Material Pursuant to §240.14a-12
Internap Network Services Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/x/	No fee required
/ /	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
/ /	Fee paid previously with preliminary materials.
/ /	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

IMPORTANT REMINDER

ANNUAL MEETING OF SHAREHOLDERS
SEPTEMBER 13, 2001

Dear Shareholder:

    We previously mailed proxy materials to you for the upcoming Annual Meeting of Shareholders of Internap Network Services Corporation to be held on Thursday, September 13, 2001, in Seattle, Washington.

    As a shareholder of Internap, you are being asked to consider and vote on some important proposals at this meeting. The Board of Directors of your Company and I believe these proposals are in the best interest of all Internap Shareholders and we recommend that you vote for their adoption.

    Our records indicate that we have not received your voting instructions. Regardless of the number of shares that you own, it is important that your shares are represented at the meeting. If you have not previously mailed your proxy card, please take a moment to sign, date, and mail the enclosed duplicate proxy card promptly in the return envelop provided for your convenience.

    If you have recently mailed your proxy card, please disregard this letter and accept our thanks.

PLEASE ACT PROMPTLY, YOUR VOTE IS VERY IMPORTANT.

Sincerely,

Eugene Eidenberg
Chairman and Chief Executive Officer

Enclosures

GE/trh

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IMPORTANT REMINDER ANNUAL MEETING OF SHAREHOLDERS SEPTEMBER 13, 2001